Exhibit 10.10
SUPERVISORY AGREEMENT

This Supervisory Agreement (Agreement) is made this 23rd day of November, 2009 (Effective Date), by and through the Board of Directors (Board) of Severn Bancorp, Inc., Annapolis, Maryland, OTS Docket No. H1799 (Holding Company), and the Office of Thrift Supervision (OTS), acting by and through its Regional Director for the Southeast Region (Regional Director).
 WHEREAS, based on its March 23, 2009 examination of the Holding Company, the OTS finds that the Holding Company has engaged in acts and practices that are unsafe or unsound; and
WHEREAS, the Holding Company, which is subject to examination, regulation and supervision by the OTS, is taking steps to address the acts and practices that are unsafe or unsound; and
WHEREAS, in furtherance of their common goal to ensure that the Holding Company continues to address the unsafe or unsound acts or practices, the Holding Company and the OTS have mutually agreed to enter into this Agreement.
            NOW THEREFORE, in consideration of the above premises, it is agreed as follows:
Business Plan.
1.           Within sixty (60) days, the Board shall the Board shall submit a new comprehensive business plan for calendar years 2010, 2011, and 2012 that is acceptable to the Regional Director (Business Plan).  The Business Plan shall set forth the Board’s strategies for improving the financial strength and condition of the Holding Company and its wholly owned subsidiary, Severn Savings Bank, FSB, Annapolis, Maryland, OTS Docket No. 08190 (Association).  At a minimum, the Business Plan shall:

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(a)           include a detailed discussion of the Board’s plans and strategies to improve the operations, earnings, and profitability of the Holding Company and its wholly owned subsidiary, Severn Savings Bank, FSB, Annapolis, Maryland, OTS Docket No. 08190 including plans for reducing the Holding Company’s debt levels;
(b)           detail the Board’s strategies for ensuring that the Holding Company and Association have and maintain the financial resources to implement and adhere to the Business Plan, adequately support the Holding Company and Association’s risk profile, ensure adequate liquidity, and maintain compliance with applicable regulatory capital requirements; and
(c)           include quarterly pro forma financial projections (balance sheet, capital forecasts, and income statement) and budget.
2.           Upon receipt of written notification from the Regional Director that the Business Plan is acceptable, the Association shall implement and adhere to the Business Plan.  A copy of the Business Plan and the Board meeting minutes reflecting the Board’s adoption thereof shall be provided to the Regional Director within ten (10) days after the Board meeting.
3.           Any material modifications to the Business Plan shall be submitted to the Regional Director for approval at least forty-five (45) days prior to implementation.  A modification shall be considered material under this section of the Order if the Holding Company plans to engage in any activity that is inconsistent with the Business Plan.

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Dividends.
4.           Effective immediately, the Holding Company shall neither accept nor request that the Association make or pay any dividends or other capital distributions, as that term is defined in 12 C.F.R. § 563.141, or commit to make or pay dividends or any other capital distributions, without receiving the prior written non-objection of the Regional Director.  The Holding Company’s written request for non-objection shall be submitted to the Regional Director at least forty-five (45) days prior to the anticipated date of the proposed dividend payment or distribution of capital.
5.           Effective immediately, the Holding Company shall not declare or pay any dividends or other capital distributions without the prior written non-objection of the Regional Director.  The Holding Company’s written request for non-objection shall be submitted to the Regional Director at least forty-five (45) days prior to the anticipated date of the proposed dividend payment or distribution of capital.
Debt Limitations.
6.           Effective immediately, the Holding Company shall not (a) incur, issue, renew, or rollover any debt or debt securities, increase any current lines of credit, guarantee the debt of any entity, or otherwise incur any additional debt without receiving the prior written non-objection of the Regional Director or (b) authorize or permit any subsidiary of the Holding Company from incurring, issuing, renewing, or rolling over any debt or debt securities, increasing any current lines of credit, guaranteeing the debt of any entity, or otherwise incurring any additional debt without receiving the prior written non-objection of the Regional Director.  All written requests to the Regional Director shall include, at a minimum, a statement regarding the purpose of the debt, the terms of the debt, the planned source(s) for debt repayment, and an analysis of the cash flow resources available to meet such debt repayment.  The Holding Company’s written request for such  non-objection shall be submitted to the Regional Director at least forty-five (45) days prior to the anticipated date of the proposed debt issuance, renewal, or rollover.

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7.           Effective immediately, the Holding Company shall not, directly or indirectly, purchase or redeem any shares of its stock without the prior written non-objection of the Regional Director.  The Holding Company’s written request for such non-objection shall be submitted to the Regional Director at least forty-five (45) days prior to the anticipated date of the proposed stock purchase or redemption.
Thrift Oversight.
8.           Effective immediately, the Holding Company shall ensure the Association’s compliance with applicable laws, rules, regulations, and agency guidance and all the terms of the Supervisory Agreement issued by the OTS against the Association on _________________, 2009.
Severance Payments.
9.           Effective immediately, the Holding Company shall not make any golden parachute payment1 unless, with respect to each such payment, the Holding Company has complied with the requirements of 12 C.F.R. Part 359 and, as to indemnification payments, 12 CFR § 545.121.
Directorate and Management Changes.
10.           Effective immediately, the Holding Company shall comply with the prior notification requirements for changes in directors and Senior Executive Officers set forth in 12 C.F.R. Part 563, Subpart H.

1 The term “golden parachute payment” is defined at 12 C.F.R. § 359.1(f).

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Tax Sharing Agreement.
11.           Within thirty (30) days, the Holding Company shall submit a new tax sharing agreement to the Regional Director that conforms to the Interagency Policy Statement on Income Tax Allocation in a Holding Company Structure contained in OTS Chief Executive Officer Memorandum No. 98 and is acceptable to the Regional Director (Tax Sharing Agreement).  Upon receipt of written notification from the Regional Director that the Tax Sharing Agreement is acceptable, the Holding Company shall implement and adhere to, and shall ensure the Association's compliance with, the terms of the Tax Sharing Agreement.
Effective Date.
12.           This Agreement is effective on the Effective Date as shown on the first page.
Duration.
13.           This Agreement shall remain in effect until terminated, modified or suspended, by written notice of such action by the OTS, acting by and through its authorized representatives.
Time Calculations.
14.           Calculation of time limitations for compliance with the terms of this Agreement run from the Effective Date and shall be based on calendar days, unless otherwise noted.
15.           The Regional Director may extend any of the deadlines set forth in the provisions of this Agreement upon written request by the Holding Company that includes reasons in support for any extension.  Any OTS extension shall be made in writing.
Submissions and Notices.
16.           All submissions, including progress reports, to the OTS that are required by or contemplated by the Agreement shall be submitted within the specified timeframes.

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17.           Except as otherwise provided herein, all submissions, requests, communications, consents or other documents relating to this Agreement shall be in writing and sent by first class U.S. mail (or by reputable overnight carrier, electronic facsimile transmission or hand delivery by messenger) addressed as follows:
(a)          To the OTS:
Regional Director
Office of Thrift Supervision
1475 Peachtree St., N.E.
Atlanta, Georgia 30309
404.897.1861 (Fax)

(b)         To the Holding Company:
  Board of Directors
  c/o Alan J. Hyatt, Chairman
Severn Bancorp, Inc.
200 Westgate Circle
Annapolis, MD
No Violations Authorized.
18.           Nothing in this Agreement shall be construed as allowing the Holding Company, its Board, officers or employees to violate any law, rule, or regulation.
OTS Authority Not Affected.
19.           Nothing in this Agreement shall inhibit, estop, bar or otherwise prevent the OTS from taking any other action affecting the Holding Company if at any time the OTS deems it appropriate to do so to fulfill the responsibilities placed upon the OTS by law.
Other Governmental Actions Not Affected.
20.           The Holding Company acknowledges and agrees that its execution of the Agreement is solely for the purpose of resolving the matters addressed herein, consistent with Paragraph 19 above, and does not otherwise release, discharge, compromise, settle, dismiss, resolve, or in any way affect any actions, charges against, or liability of the Holding Company that arise pursuant to this action or otherwise, and that may be or have been brought by any governmental entity other than the OTS.

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Miscellaneous.
21.           The laws of the United States of America shall govern the construction and validity of this Agreement.
22.           If any provision of this Agreement is ruled to be invalid, illegal, or unenforceable by the decision of any Court of competent jurisdiction, the validity, legality, and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, unless the Regional Director in his or her sole discretion determines otherwise.
23.           All references to the OTS in this Agreement shall also mean any of the OTS’s predecessors, successors, and assigns.
24.           The section and paragraph headings in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.
25.           The terms of this Agreement represent the final agreement of the parties with respect to the subject matters thereof, and constitute the sole agreement of the parties with respect to such subject matters.
Enforceability of Agreement.
26.           This Agreement is a “written agreement” entered into with an agency within the meaning and for the purposes of 12 U.S.C. § 1818.

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WHEREFORE, the OTS, acting by and through its Regional Director, and the Board of the Holding Company, hereby execute this Agreement.

SEVERN BANCORP, INC.                                                                                     OFFICE OF THRIFT SUPERVISION
Annapolis, Maryland

By:_/s/ Alan J. Hyatt________                                                                                    By:_/s/ James G. Price____________
Alan J. Hyatt, Chairman                                                                                          James G. Price
                                   Regional Director, Southeast Region

                                  Date:  See Effective Date on page 1

                                                                 DIRECTORS’ SIGNATURES

___/s/ Melvin E. Meekins, Jr.____                                                                          _/s/ T. Theodore Schultz__________
Melvin E. Meekins, Jr., Director                                                                                T. Theodore Schultz, Director

___/s/ Ronald P. Pennington_____                                                                          _/s/ Albert W. Shields___________
Ronald P. Pennington, Director                                                                                  Albert W. Shields, Director

___/s/ Melvin Hyatt___________                                                                            _/s/ Konrad M. Wayson________
Melvin Hyatt, Director                                                                                                Konrad M. Wayson, Director

__/s/ John A. Lamon, III________
John A. Lamon, III, Director

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